Press Release
Industry Information Candace Flynn Verint Systems Inc. (303) 254-7152 candace.flynn@verint.com	Investor Relations Alan Roden Verint Systems Inc. (631) 962-9304 alan.roden@verint.com

Verint to Acquire GMT, Extending Its Leadership in Enterprise Workforce Management Solutions

MELVILLE, N.Y., September 26, 2011 - Verint® Systems Inc. (NASDAQ: VRNT) today announced the signing of a definitive agreement to acquire, upon closing, Global Management Technologies Corporation (GMT™), an Atlanta-based leading provider of workforce management (WFM) solutions. GMT's software and services are widely used by organizations particularly in retail branch banking environments. The result of the acquisition will offer customers an even more compelling enterprise productivity solution set that comprises innovative, enterprise-class software and services, a collective set of rich functionality, and domain expertise to help customers in financial services and other vertical markets excel in today's ever-changing business climate.

WFM is core to Verint's enterprise workforce optimization (WFO) strategy and solution set. With this combination, the company is continuing to accelerate its focus on and investment in solutions designed to help organizations increase productivity, reduce operating costs, and improve customer service and sales. Verint and GMT customers will benefit from the most comprehensive WFM capability across the range of interaction touch points, from branch banking, to contact center and back-office operations.

"Verint continues to further broaden its enterprise workforce management solution with GMT's complementary functionality backed by a comprehensive set of supporting services and consulting methodologies," says Dan Bodner, CEO, Verint Systems. "We welcome GMT's management and employees to the Verint team. Together, the combined capabilities will further extend our application suite and advance our enterprise WFM strategy."

In expanding Verint's portfolio, the acquisition will add key differentiating functionality, such as GMT's robust technology value optimization and sales effectiveness tools. These capabilities help retail financial services institutions improve teller productivity by optimizing the use of branch automation technology, such as cash recyclers, and improve sales productivity by optimizing the positioning and activities of branch sales staff. Verint's vision for WFM optimizes workforce planning by helping organizations enhance overall customer service, reduce enterprise costs, and increase employee and staff productivity. By streamlining processes to help ensure consistency between the different customer touch points and enterprise functions, customers can benefit from improved service and more effective interactions with their service providers.

For more information, please see the company's Current Report on Form 8-K filed today.

About Verint Witness Actionable Solutions
Verint® Witness Actionable Solutions® is the worldwide leader in enterprise workforce optimization (WFO) software and services. As the market's first 5th-Generation WFO solution, its unified Impact 360® suite enables organizations of all sizes to capture, analyze and act on customer, business and market intelligence, and optimize customer experiences. Impact 360 Workforce Optimization™ - comprised of quality monitoring and recording, voice of the customer analytics (including speech analytics, text analytics and customer feedback surveys), desktop and process analytics, workforce management, performance management, eLearning, coaching and more - serves as a strategic asset across front- and back-office sales and service operations that help shape the customer experience. Used by thousands of organizations around the globe, Verint solutions help improve the entire customer service delivery network, powering decisions Real Time at the Right Time™ to advance service excellence across today's customer-centric enterprises.

About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries - including over 85 percent of the Fortune 100 - use Verint solutions to capture, distill, and analyze complex and underused information sources, such as voice, video and unstructured text. Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Verint is listed on the NASDAQ Stock Market under the symbol "VRNT." Visit us at our website www.verint.com.

This communication, and all oral statements made regarding the subject matter of this communication contain forward-looking statements. These statements are based on the current expectations, predictions, views, opportunities, plans, strategies, beliefs and statements of similar effect of Verint Systems Inc. and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including risks associated with mergers and acquisitions and with related system integrations and asset impairments. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the year ended January 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended July 31, 2011. Verint Systems Inc. expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions, or circumstances on which any such forward-looking statement is based, in whole or in part.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, ACTIONABLE INTELLIGENCE FOR A SMARTER WORKFORCE, VERINT VERIFIED, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, VOVICI, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, and CLICK2STAFF are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

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